SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to Rule §240.14a-12

MARIMBA, INC.

(Name of Registrant as Specified in its Charter)

BMC SOFTWARE, INC.

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	$125 per Exchange Act Rules O-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is an excerpt pertaining to BMC Software, Inc.’s proposed acquisition of Marimba, Inc. from BMC Software, Inc.’s Q4 FY04 Earnings Call on April 29, 2004:

I am pleased to announce today that BMC Software has signed a definitive merger agreement under which we will acquire Marimba for a purchase price of $8.25 per share in cash. The transaction reflects a net purchase price of approximately $187 million, adjusted for Marimba’s net cash balance, as of March 31, 2004. We expect the transaction to be accretive to earnings within 12 months of closing. The transaction is subject to customary closing conditions, including regulatory approval and the approval of Marimba’s stockholders. We expect that the transaction will be completed in our second quarter.

The Marimba business will be a great addition to our company, our BSM strategy, and more specifically, a powerful addition to our Remedy business. The Marimba business will be an important extension of our BSM capabilities as this acquisition unites key technology processes to provide a more complete solution to our customers’ change process and configuration management problems.

I would now like to provide some brief background information on Marimba. Marimba was founded in 1996 and went public in 1999. Marimba currently has approximately 170 employees and is headquartered in Mountain View, California. Marimba’s revenues for the last twelve months ended March 31st were $38.9 million. Marimba is a leading provider of products and services for software change and configuration management that enables enterprises worldwide to dynamically manage and protect their IT assets, increase operational efficiency, and reduce IT costs. Marimba’s 200 plus customers include many Fortune 50 and Global 1000 companies and represent a variety of industries, including, telecommunications, government, financial services, health care, and retail.

Together, Marimba and BMC expand Business Service Management offerings by bringing together BMC’s process-based asset and change management with Marimba’s policy-based client and server management solutions. The combination also provides BMC with a more complete solution for Server Consolidation and Server Change Management.

Our BSM strategy is going well and we firmly believe that this is the right strategy, at the right time, for the industry. Throughout the year BSM has helped us open new accounts, increase new license bookings and close multiple large transactions. In the fourth quarter, BSM transactions accounted for 6 of the 10 largest transactions. Over 100 transactions this year were BSM related and many of those included products in the Remedy and Patrol businesses. In the fourth quarter, BSM helped drive strong license bookings growth in these key businesses.

Our customer implementations are proving that BMC truly has the most comprehensive BSM solution set in the market—and one that works. Many accounts are now live with their first BSM implementation, meaning they have at least one critical business service which is fully BSM enabled. They are using Service Impact Manager to link their infrastructure and assets to the business service, so that they can align their business as they manage their IT infrastructure. Some of the companies that have gone live with BSM implementations include: DST Systems, National Australia Bank, Liverpool, UBS, BT Industries and Nielsen Media, just to name a few. This is quite an accomplishment, given that most of these implementations started in the fall of 2003. This rapid ramp-up and customer adoption is strong evidence of the viability and ease of implementation of our BSM solutions.

Finally, our partner program is strengthening as a result of BSM strategy, and stay tuned for more announcements this quarter. We have formed strategic partnerships where we are working together to take advantage of the power of our BSM direction to enhance the way our clients achieve benefits in the future. These companies include Symantec, EMC, Siebel, Intel and Dell as technology partners. Accenture is a strategic partner on the services side.

2

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning BMC Software’s proposed acquisition of Marimba, BMC Software’s expected financial performance (including without limitation as described in the quotations from management in this press release), as well as BMC Software’s strategic and operational plans. Forward-looking statements made about the business, strategic and operational plans or financial performance of BMC Software are made solely by BMC Software Inc., and Marimba, Inc. undertakes no responsibility or liability for such statements. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that Marimba’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on Marimba’s customer relationships, operating results and business generally, including the ability to retain key employees. Other potential risks and uncertainties include, among others, the reaction of customers of BMC Software and Marimba to the transaction; BMC Software’s ability to successfully integrate Marimba’s operations and employees; and general economic conditions. More information about potential factors that could affect BMC Software’s business and financial results is included in BMC Software’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003 which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Marimba generally, see “Factors Affecting Operating Results” contained in Marimba’s Annual Report on Form 10-K filed with the SEC on March 16, 2004 and in other reports filed by Marimba with the SEC.

Additional Information About the Merger and Where to Find It

Marimba will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. MARIMBA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Marimba seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Marimba with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by Marimba with the SEC may also be obtained free of cost by directing a request to: Investor Relations Group, Marimba, Inc, 440 Clyde Avenue, Mountain View, CA 94043; or InvestorRelations@marimba.com.You may also read and copy any reports, statements and other information filed by Marimba at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Marimba and BMC Software and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of Marimba stockholders in connection with the proposed merger. Certain directors and executive officers of Marimba may have interests in the merger, including severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of Marimba common stock generally, and their interests will be described in the proxy statement that will be filed by Marimba with the SEC.

# # #

BMC Software, the BMC Software logos and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.

Marimba is a registered trademark of Marimba, Inc., in the U.S. and certain other countries. Other trademarks and product, company or service names included herein are the property of their respective owners.